Crawford & Company Investor Presentation January 2019 ® Exhibit 99.1

Forward-Looking Statements and Additional Information Forward-Looking Statements This presentation contains forward-looking statements, including statements about the expected future financial condition, results of operations and earnings outlook of Crawford & Company. Statements, both qualitative and quantitative, that are not statements of historical fact may be "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 and other securities laws. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from historical experience or Crawford & Company's present expectations. Accordingly, no one should place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Crawford & Company does not undertake to update forward-looking statements to reflect the impact of circumstances or events that may arise or not arise after the date the forward-looking statements are made. Results for any interim period presented herein are not necessarily indicative of results to be expected for the full year or for any other future period. For further information regarding Crawford & Company, and the risks and uncertainties involved in forward-looking statements, please read Crawford & Company's reports filed with the Securities and Exchange Commission and available at www.sec.gov or in the Investor Relations section of Crawford & Company's website at www.crawco.com. Crawford's business is dependent, to a significant extent, on case volumes. The Company cannot predict the future trend of case volumes for a number of reasons, including the fact that the frequency and severity of weather-related claims and the occurrence of natural and man-made disasters, which are a significant source of cases and revenue for the Company, are generally not subject to accurate forecasting. Revenues Before Reimbursements ("Revenues") Revenues Before Reimbursements are referred to as "Revenues" in both consolidated and segment charts, bullets and tables throughout this presentation. Segment and Consolidated Operating Earnings Under the Financial Accounting Standards Board's Accounting Standards Codification ("ASC") Topic 280, "Segment Reporting," the Company has defined segment operating earnings as the primary measure used by the Company to evaluate the results of each of its three operating segments. Segment operating earnings exclude income taxes, interest expense, amortization of customer-relationship intangible assets, goodwill impairment charges, restructuring and special charges, stock option expense, earnings or loss attributable to non-controlling interests, and certain unallocated corporate and shared costs and credits. Consolidated operating earnings is the total of segment operating earnings and certain unallocated and shared costs and credits. Earnings Per Share The Company's two classes of stock are substantially identical, except with respect to voting rights and the Company's ability to pay greater cash dividends on the non-voting Class A Common Stock than on the voting Class B Common Stock, subject to certain limitations. In addition, with respect to mergers or similar transactions, holders of Class A Common Stock must receive the same type and amount of consideration as holders of Class B Common Stock, unless different consideration is approved by the holders of 75% of the Class A Common Stock, voting as a class. In certain periods, the Company has paid a higher dividend on CRD-A than on CRD-B. This may result in a different earnings per share ("EPS") for each class of stock due to the two-class method of computing EPS as required by ASC Topic 260 - "Earnings Per Share". The two-class method is an earnings allocation method under which EPS is calculated for each class of common stock considering both dividends declared and participation rights in undistributed earnings as if all such earnings had been distributed during the period. Non-GAAP Financial Information For additional information about certain non-GAAP financial information presented herein, see the Appendix following this presentation. Total Compensation ”Total Compensation" includes compensation, payroll taxes, and benefits provided to the employees of the Company, as well as payments to outsourced service providers that augment our staff. The difference between “Total Compensation” and the total of “Direct Compensation, Fringe Benefits & Non-Employee Labor” of our segments in our “Management’s Discussion and Analysis” in our Form 10-Q and Form 10-K represents the compensation, payroll taxes and benefits and payment to outsourced service providers that augment our staff for certain administrative functions performed by central headquarters staff that are included in “Expenses Other Than Direct Compensation, Fringe Benefits & Non-Employee Labor” of our segments.

Crawford & Company Crawford Claims Solutions (P&C adjusting solutions) Crawford TPA solutions (Broadspire) Crawford Specialty Solutions (Global Technical Services & Contractor Connection) The world’s largest publicly listed independent provider of global claims management solutions 1.7 Million Claims handled worldwide $14 Billion Claims payments annually CRD-A & CRD-B Listed on NYSE 9,000 Total employees Organized across global service lines:

Crawford & Company loss resolution for carriers, brokers and corporates Our Mission Restoring and enhancing lives, businesses and communities. Our Vision To be the leading provider and most trusted source for expert assistance, serving those who insure and self-insure the risks of businesses and communities anywhere in the world.

We bring together thoughtful experts from around the world to offer comprehensive, intelligent solutions to our customers Loss Adjusting Third Party Administration Managed Repair Medical Management On-Demand Services Catastrophe Response

Crawford & Company Value Proposition and Value Delivery System Customer-focused solutions driven by data and executed by experts globally to mitigate risk for carriers, brokers and corporates Value Proposition High-performing, caring and capable employees globally Flexible workforce with vast experience, delivering expertise and data-driven innovations Technology-led, end-to-end claims management solutions Service breadth and depth, backed by financial strength Global solutions for global risk bearers Value Delivery System

End-to-End Solutions Multi-channel FNOL Pre & Post Loss Inspections Liability, Auto, WC & Disability Claims Property Claims Desk Adjusting CAT, Property & Auto Field Adjusting Business Interruption & Forensic Accounting Managed Repair ANALYTICS & REPORTING

Scope and Scale of Operations Comprehensive experience across the spectrum of the claims world1 Crawford Claims Solutions P&C Adjusting Solutions 1.2 million P&C claims managed 70 Countries with physical location 50,000 Field Resources Global Technical Services Large or Complex Claims 400+ Global technical adjusters 2,500 Claims managed $5.8 billion Indemnity dollars Contractor Connection Managed Repair Services 6,000 Contractors in network 350,000 Assignments $2.5 billion Total project costs Broadspire Global TPA $1 billion Managed medical spend $2.9 billion Claims paid 425,000 Claims managed (1) Figures are approximate reflecting 2017 activity

Crawford—Attractive Business Model Experienced Management Team Aligned with Shareholders Fee Per Service Model Recurring Revenues Focus on Cash Flow Generation Technology Enabled BPO Platform Blue Chip Client Base Solid Balance Sheet Healthy Dividend Yield 77 Years Since the Company’s Founding Celebrating 50 Years as a Public Company

4 Management’s primary goal is to translate innovation and investment spending into sustained 5% revenue growth and 15% earnings growth, annually Deliver 5% Revenue and 15% Earnings Growth, Annually Goal: Deliver Sustained Revenue and Earnings Growth 5 Strong Balance Sheet & Cash Flow Characteristics Focused on cash generation capabilities to improve free cash flow and reduce debt 1 Experienced Management Team Crawford’s management team has extensive knowledge and experience in creating value at large service organizations, and brings best-in-class leadership skills to bear for all of Crawford’s stakeholders 6 Favorable Capital Return Profile Crawford continues to return capital to shareholders via both quarterly cash dividends and ongoing share repurchases Investment Thesis 3 Crawford is harnessing the expertise and product depth from across the Company and bringing them together to solve the challenges of Carriers, Brokers and Corporates through the development of innovative solutions Driving Innovation to Solve Industry Challenges 2 Investing to Accelerate Growth Elevated strategic investments in sales, staff development, technology and new product development designed to accelerate revenue and earnings growth

11

1

Experienced Executive Management Team

Name	Background	Experience
Harsha V. Agadi President and Chief Executive Officer	• Leadership positions at both public and private companies, including several Fortune 500 companies • Member of the Crawford Board of Directors since 2010	• 30+ Years
Rohit Verma Chief Operating Officer	• 10 years of recent experience at Zurich North America • Previously management consultant with McKinsey & Company and Deloitte Consulting	• 20+ Years
Bruce Swain Chief Financial Officer	• CFO since 2006 with experience in public and corporate accounting • Held multiple financial leadership positions over 25 years at Crawford	• 30+ Years
Danielle Lisenbey Global President, TPA Solutions, Broadspire	• Served as CEO for U.S. Broadspire Division • Former COO for Broadspire, responsible for the delivery of medical and case management services	• 25+ Years
Kieran Rigby Global President, Claims Solutions	• Served as President of company's international division • Previously CEO of GAB Robins UK until acquisition by Crawford	• 35+ Years
Larry Thomas Global President, Specialty Solutions	• Served as CEO for Crawford U.S. Services and Contractor Connection division • Held various management positions as well as regional vice president roles during 35 year tenure with Crawford	• 35+ Years

Crawford

Investing to Accelerate Revenue and Earnings Growth 2018 was a year of elevated strategic investments to drive growth, focused on: Market share driven by sales Recruiting experienced, solutions-based sales people Increased local presence in attractive Tier 1 global markets Continued on-going staff development Training and leadership development to create a robust talent pipeline Initiated recognition programs to reward employees including the Restore and Innovation awards Technology driven efficiency Invested in transformational initiatives to differentiate us in the market Crawford to be more data enabled, focusing on timeliness, quality, productivity and insight New product development Focused on new capabilities and solutions to open large, greenfield market opportunities Examples include Total Construction Solution and Hospitality Solution which demonstrate expertise and drive value for customers 2

Crawford is Delivering Solutions that Address Client and Industry Challenges Knowledge Insurtech will fast track claims to facilitate virtual claims handling Claims volatility will increase due to extreme weather events Fewer Claims Focus on Speed & Simplicity Disruptive Technology Climate Claims processing must evolve with customer expectations for on-demand, simplified products and services Data analytics are changing how insurers understand and determine risk Claims volume will decrease as sophisticated technology mitigates risk for auto, home and commercial insurance lines 3 The on-demand workforce, drone fleets for property surveys and loT will streamline the claims cycle and cut insurer costs Innovative Solutions

Innovating to Accelerate Growth, Improve Client Experience and Reduce Costs TruLook Claims triage process leverages self-service app, WeGoLook Lookers and traditional field adjusters to reduce costs and improve cycle times. Industry Solutions Focus on developing a complete range of specialized solutions designed to manage the specific risks of the targeted industry verticals, including construction, hospitality, retail, and transportation. Investing in Technology Technology is driving the management of risk in new directions and Crawford has chosen to be a change leader which requires investing in technology focused on driving innovation. Contractor Connection The industry’s largest contractor managed repair network of general and specialty contractors providing service in the U.S., U.K., Canada, Australia, and Germany. 3

TruLookTM End-to-end handling of self-service, on-demand, and field adjusting needs 3 Client Submits claim via email, phone, or existing ordering platform Desk services Licensed adjuster assesses complexity and assigns to best-fit process YouGoLook (Low complexity) End user collects data via smartphone WeGoLook® (Mid complexity) WeGoLook Lookers (including licensed adjusters and/or drone operators) collect data Field services (High complexity) Field adjuster collects data and completes estimate (any claim can be escalated to field services as needed) Quality assurance Submissions reviewed based on Crawford estimating guidelines Desk services Estimate completion, review, claim documentation, client reports, and billing Managed Repair Referral to Contractor Connection to repair damage via contractor network. Process claims in as little as 3.7 days Reduce costs by up to 30% (on average)

WeGoLook 46K ~4.7 ~42.5 36% 100% Lookers Day turnaround Years of age Selection rate Quality Assurance Complete coverage across the nation with rapid delivery and infinite scale 3 Lookers Drone Operators WeGoLook combines technology with an on-demand workforce to gather and validation information anytime, anywhere

Managed Repair Reduce time-in-process and support your customers all the way to restoration Faster service Through rigorous performance management and consistent application of expectations, we improve cycle times and increase customer satisfaction. Accurate estimates Leveraging technology, people processes, and industry best practices, we deliver accurate estimates tailored to each client's estimating guidelines. Improved efficiency By assessing damage and estimating repair in a single step, our trusted process supports our clients’ claim segmentation strategies and leads to better management of loss adjustment expenses. Unmatched quality Our contractors deliver world-class quality and stand behind their work with a five-year workmanship warranty on all completed repairs. $2.5B project costs processed annually 350k+ annual assignments 6,000+ contractors in network 3

Focused on developing a complete range of specialized solutions focusing on industry verticals for managing risks specific to the targeted industry’s needs Tailored Industry Solutions Industry Verticals Integrated Solutions Construction Hospitality Transportation Retail Energy Total Property TruLook™ Recall 360 Water Damage Hail (2019)

Investing in Technology Evolving with the demands of the market by constantly innovating new products and services. Integrated the gig economy into the fabric of our value delivery system Created new innovations in touchless claims processing Drone-based inspection capabilities Self-service applications loT (Internet of Things) claims intake Leveraging RPA (Robotic Process Automation) as a digital accelerator Enabling better risk prediction via variance metrics 3 Litigation Tools: Predictive modeling provides adjusters and clients with early alerts of claims likely to litigate Recent Innovations include: Global RMIS Solution Litigation Tool—Predicting & Preventative

Driving Growth 5% 15% 4 Goal: Deliver 5% revenue growth and 15% earnings growth, annually. By holding indirect costs flat, with a 30% contribution margin, 5% revenue growth drives earnings growth of 15%.

Strong Balance Sheet and Cash Flow Characteristics 5 Balance Sheet Conservative balance sheet with Net Debt / TTM EBITDA of 1.3x as of September 30, 2018 Total debt decrease of 5.6% or $12.7 million from the 2017 year-end as the net proceeds of the GCG sale were used to repay outstanding borrowings U.S. pension liabilities decrease of 29.4% to $61.4 million Cash Flow Strong third quarter 2018 cash flows of $34.7 million The increase in cash provided by operating activities was primarily due to a decrease in accounts receivable and ongoing focus on free cash flow generation Focus on driving continued cash flow to be used to pay down debt, buy back stock, pay dividends, and opportunistic M&A Dividends on both the Class A and B shares have been consistent over the past four years

Focused on Consistent Shareholder Returns Crawford continues to return capital to shareholders in the form of quarterly cash dividends and share repurchases As of September 30, 2018 the Company has repurchased nearly 1.1 million shares of CRD-A and 65,000 shares of CRD-B at an average cost of $8.30 and $8.95, respectively Dividends on both the Class A and B shares have been consistent over the past four years 6

2018 Guidance Crawford & Company reaffirmed its guidance for 2018 on November 5th as follows: YEAR ENDING DECEMBER 31, 2018 Low End High End Consolidated revenues before reimbursements $1.07 $1.12 billion Net income attributable to shareholders of Crawford & Company $31.0 $36.0 million Diluted earnings per share--CRD-A $0.56 $0.66 per share Diluted earnings per share--CRD-B $0.49 $0.59 per share Non-GAAP net income attributable to shareholders of Crawford & Company before loss on disposition of business line $43.0 $48.0 million Diluted earnings per share--CRD-A $0.78 $0.88 per share Diluted earnings per share--CRD-B $0.71 $0.81 per share Consolidated operating earnings $85.0 $95.0 million Consolidated adjusted EBITDA $127.0 $137.0 million

Positioned For A Return To Growth Growth: Increasing the velocity of revenue growth through continuous innovation Looking forward, Crawford has four primary objectives for 2019: 1 2 3 4 Technology Readiness: Prioritizing IT investments across the globe – forefront of innovation and disruption People Readiness: Attract, develop, engage and retain the caring and capable people who deliver the Company’s mission. Continue to advance employee training and leadership development Fiscal Responsibility: Focusing on cash generation capabilities and improving the Company’s free cash flow. Maintain prudent expense management and a conservative balance sheet while maximizing our return on capital investment and providing a return to shareholders

Appendix A: Global Service Lines

Crawford Claims Solutions Traditional field adjusting Catastrophe response Temporary Staffing Crowd sourced field inspections (WeGoLook) Drones Vehicle & heavy equipment inspections Surveying for underwriting Centralized intake/FNOL Global administration (FNOL to final payment) Comprehensive Suite of Services: Restoring and Enhancing Lives, Businesses and Communities Current engagements in over 70 countries Leveraging the reach of nearly 9,000 claims professionals + network of 46,000 Lookers Global Presence Unprecedented response to Hurricanes Harvey, Irma, and Maria Over 400 adjusters from around the globe deployed to support clients Over 175,000 claims calls and 35,000 claims handled Technical Investment Crawford is driving innovation in the claims settlement process The TruLook solution delivers: Ability to reach claimants anytime and anywhere Improved customer satisfaction and service All at a lower cost for clients and improved margins for Crawford Results That Matter Trulook is delivering 20-30% cost savings vs. traditional models

27

Crawford TPA Solutions: Broadspire

Comprehensive Suite of Services: Restoring and Enhancing Lives, Businesses and Communities

Workers Compensation | Disability and Leave Management | Auto/Motor | General Liability | Product Liability & Recall | Medical management | Accident & Health | Employers liability | Affinity/ Warranty

Global Footprint	• TPA with global presence – servicing clients in 22 countries • Global account management, treasury and IT infrastructure
Technical Investment	• Data-driven approach with predictive components driving claim and clinical cost savings • Artificial intelligence/robotic process automation in development to further streamline processes

Results That Matter	• Consistent reductions in total cost of risk for workers compensation programs:
	  • 30% decrease in average days of disability
	  • 10%+ reduction in clients' total costs of risk/loss costs
	  • 5%+ improved closure rates on average
	  • 87% outperform NCCI average medical cost per indemnity claim

47%

U.S. Fortune 250 corporations served

Crawford®

Managed Repair Services ( Contractor Connection ) Global Technical Services ( GTS ) Industry’s largest contractor managed repair network – general and specialty contractors Indemnity management averaging 7% estimate accuracy reduction Proven LAE savings and reduced cycle times Proven customer satisfaction – NPS of 88%; customer satisfaction 9.3 (10 point scale) Contractor Connection 400+ executive general adjusters with average of 25 years of experience Specialization in aviation, oil & gas, construction, hospitality, real estate, manufacturing, mining, forensic accounting and building consultancy Global network operating in 144 locations worldwide Integrated technology solutions (WeGoLook, drones) Global Technical Services ( GTS ) Comprehensive Suite of Services: Restoring and Enhancing Lives, Businesses and Communities Crawford Specialty Solutions

Appendix B: Third Quarter 2018 Segment Results

Crawford Claims Solutions Segment Highlights Revenues of $85.3 million versus $86.3 million Gross profit of $17.3 million versus $15.3 million Operating earnings of $(0.7) million versus $2.0 million Gross profit margin of 20.3% versus 17.8% Operating earnings margin of (0.8)% versus 2.3% Cases received of 128,779 versus 140,135 Revenues down from 2017 when we experienced a claim surge from Hurricanes Harvey, Irma, and Maria Absent foreign exchange increases of $0.9 million, revenues would have been $84.4 million Earnings reflect higher investments in IT, sales and planned international expansion costs in WeGoLook Three months ended (in thousands, except percentages) September 30, 2018 September 30, 2017 Variance Revenues $85,345 $86,277 (1.1%) Direct expenses 68,022 70,952 (4.1%) Gross profit 17,323 15,325 13.0% Indirect expenses 17,974 13,308 35.1% Operating earnings ($651) $2,017 (132.3%) Gross profit margin 20.3% 17.8% 2.5% Operating margin (0.8%) 2.3% (3.1%) Total cases received 128,779 140,135 (8.1%) Full time equivalent employees 3,000 3,011 (0.4%) Operating Results (3Q 2018 v. 3Q 2017) Highlights

Crawford TPA Solutions: Broadspire Segment Highlights Revenues of $100.3 million versus $97.2 million Gross profit of $26.5 million versus $26.3 million Operating earnings of $8.1 million versus $9.9 million Gross Profit margin of 26.5% versus 27.0% Operating earnings margin of 8.0% versus 10.2% Cases received of 205,221 versus 207,089 Increases in revenue due to new claims management clients augmenting growth in the U.S. and Canada Absent foreign exchange increases of $0.3 million, revenues would have been $100.0 million Decreased operating earnings due to increased investment in technology and sales Three months ended (in thousands, except percentages) September 30, 2018 September 30, 2017 Variance Revenues $100,271 $97,240 3.1% Direct expenses 73,737 70,975 3.9% Gross profit 26,534 26,265 1.0% Indirect expenses 18,479 16,349 13.0% Operating earnings $8,055 $9,916 (18.8%) Gross profit margin 26.5% 27.0% (0.5%) Operating margin 8.0% 10.2% (2.2%) Total cases received 205,221 207,089 (0.9%) Full time equivalent employees 3,137 2,913 7.7% Operating Results (3Q 2018 v. 3Q 2017) Highlights

32

Crawford Specialty Solutions Segment Highlights

Operating Results (3Q 2018 v. 3Q 2017)

- Revenues of $69.4 million versus $87.0 million
- Gross profit of $26.3 million versus $30.9 million
- Operating earnings of $14.9 million versus $16.4 million
- Gross profit margin of 37.9% versus 35.5%
- Operating margin of 21.4% versus 18.9%
- Cases received of 90,304 versus 85,328

Highlights

- Change in U.K. contractor repair business operating model reduced revenues by $1.3 million as compared to 2017. This change had no impact on operating earnings
- Invested in anticipation of large client ramp up
- Absent foreign exchange increases of $0.6 million, revenues would have been $68.8 million

	Three months ended		
(in thousands, except percentages)	September 30, 2018	September 30, 2017	Variance
Revenues	**$69,413**	$87,034	(20.2%)
Direct expenses	**43,115**	56,096	(23.1%)
Gross profit	**26,298**	30,938	(15.0%)
Indirect expenses	**11,419**	14,493	(21.2%)
Operating earnings	**$14,879**	$16,445	(9.5%)
Gross profit margin	**37.9%**	35.5%	2.4%
Operating margin	**21.4%**	18.9%	2.5%
Total cases received	**90,304**	85,328	5.8%
Full time equivalent employees	**1,629**	1,817	(10.3%)
Non-GAAP Excluding GCG Business			
Revenues	**$69,413**	$67,002	3.6%
Direct expenses	**43,115**	42,427	1.6%
Gross profit	**26,298**	24,575	7.0%
Indirect expenses	**11,419**	8,318	37.3%
Operating earnings	**$14,879**	$16,257	(8.5%)
Gross profit margin	**37.9%**	36.7%	1.2%
Operating margin	**21.4%**	24.3%	(2.9%)

Crawford®

Appendix C: Third Quarter 2018 Consolidated Financial Results

Third Quarter 2018 Financial Summary (1) See appendix for non-GAAP explanation and reconciliation of non-GAAP Earnings per Share. Quarter Ended September 30, September 30, ($ in millions, except per share amounts) 2018 2017 % Change Revenues $255.0 $270.6 (6)% Non-GAAP Revenues excluding GCG business (1) $255.0 $250.5 2 % Net Income Attributable to Shareholders of Crawford & Company $7.9 $11.8 (33)% Restructuring and Special Charges — $1.4 nm Loss on Disposition of Business Line $1.2 — nm Diluted Earnings per Share CRD-A $0.15 $0.22 (32)% CRD-B $0.13 $0.20 (35)% Non-GAAP Diluted Earnings per Share (1) CRD-A $0.17 $0.22 (23)% CRD-B $0.15 $0.20 (25)% Adjusted Operating Earnings (1) $16.5 $22.6 (27)% Adjusted Operating Margin (1) 6.5% 9.0% (250)bps Adjusted EBITDA (1) $25.5 $31.1 (18)% Adjusted EBITDA Margin (1) 10.0% 12.4% (240)bps

Balance Sheet Highlights (1) See appendix for non-GAAP explanation and reconciliation of non-GAAP Earnings per Share. Unaudited ($ in thousands) September 30, 2018 September 30, 2018 December 31, 2017 December 31, 2017 Change Change Cash and cash equivalents $ 53,339 $ 54,011 $ (672) Accounts receivable, net 128,456 174,172 (45,716) Unbilled revenues, net 118,274 108,745 9,529 Total receivables 246,730 282,917 (36,187) Goodwill 97,579 96,916 663 Intangible assets arising from business acquisitions, net 89,713 97,147 (7,434) Goodwill and intangible assets arising from business acquisitions 187,292 194,063 (6,771) Deferred revenues 55,752 60,309 (4,557) Pension liabilities 61,400 87,035 (25,635) Short-term borrowings and current portion of capital leases 32,263 25,212 7,051 Long-term debt, less current portion 180,683 200,460 (19,777) Total debt 212,946 225,672 (12,726) Total stockholders' equity attributable to Crawford & Company 185,882 182,320 3,562 Net debt (1) 159,607 171,661 (12,054) Redeemable noncontrolling interests 5,818 6,775 (957)

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Quarterly Operating And Free Cash Flow

Unaudited ($ in thousands)	Three Months Ended March 31, 2018	Three Months Ended June 30, 2018	**Three Months Ended September 30, 2018**	**Nine Months Ended September 30, 2018**
Net Income Attributable to Shareholders of Crawford & Company	$ 8,569	$ (2,425)	**$ 7,896**	**$ 14,040**
Depreciation and Other Non-Cash Operating Items	12,866	12,462	**12,110**	**37,438**
Loss on Disposition of Business Line	—	17,795	**1,201**	**18,996**
Billed Receivables Change	2,848	(3,387)	**13,350**	**12,811**
Unbilled Receivables Change	(20,180)	(8,166)	**2,190**	**(26,156)**
Change in Accrued Compensation and 401K	(15,721)	(1,444)	**9,009**	**(8,156)**
Change in Accrued and Prepaid Income Taxes	—	(4,064)	**5,377**	**1,313**
Other Working Capital Changes	2,375	(9,497)	**(3,969)**	**(11,091)**
U.S. and U.K. Pension Contributions	(4,381)	(6,349)	**(12,438)**	**(23,168)**
Cash Flows from Operating Activities	(13,624)	(5,075)	**34,726**	**16,027**
Property & Equipment Purchases, net	(5,141)	(4,397)	**(2,868)**	**(12,406)**
Capitalized Software (internal and external costs)	(5,717)	(2,553)	**(4,828)**	**(13,098)**
Free Cash Flow[(1)]	$ (24,482)	$ (12,025)	**$ 27,030**	**$ (9,477)**

(1) See Appendix for non-GAAP explanation and reconciliation

Crawford

Appendix D: Non-GAAP Financial Information

Appendix: Non-GAAP Financial Information Measurements of financial performance not calculated in accordance with GAAP should be considered as supplements to, and not substitutes for, performance measurements calculated or derived in accordance with GAAP. Any such measures are not necessarily comparable to other similarly-titled measurements employed by other companies. Reimbursements for Out-of-Pocket Expenses In the normal course of our business, our operating segments incur certain out-of-pocket expenses that are thereafter reimbursed by our clients. Under GAAP, these out-of-pocket expenses and associated reimbursements are required to be included when reporting expenses and revenues, respectively, in our consolidated results of operations. In this presentation, we do not believe it is informative to include in reported revenues the amounts of reimbursed expenses and related revenues, as they offset each other in our consolidated results of operations with no impact to our net income or operating earnings. As a result, unless noted in this presentation, revenue and expense amounts exclude reimbursements for out-of-pocket expenses. Net Debt Net debt is computed as the sum of long-term debt, capital leases and short-term borrowings less cash and cash equivalents. Management believes that net debt is useful because it provides investors with an estimate of what the Company's debt would be if all available cash was used to pay down the debt of the Company. The measure is not meant to imply that management plans to use all available cash to pay down debt. Free Cash Flow Management believes free cash flow is useful to investors as it presents the amount of cash the Company has generated that can be used for other purposes, including additional contributions to the Company's defined benefit pension plans, discretionary prepayments of outstanding borrowings under our credit agreement, and return of capital to shareholders, among other purposes. It does not represent the residual cash flow of the Company available for discretionary expenditures. The reconciliation from Cash Flows from Operating Activities is provided on slide 30. Segment and Consolidated Operating Earnings Operating earnings is the primary financial performance measure used by our senior management and chief operating decision maker to evaluate the financial performance of our Company and operating segments, and make resource allocation and certain compensation decisions. Management believes operating earnings is useful to others in that it allows them to evaluate segment and consolidated operating performance using the same criteria our management and chief operating decision maker use. Consolidated operating earnings represent segment earnings including certain unallocated corporate and shared costs and credits, but before net corporate interest expense, stock option expense, amortization of customer-relationship intangible assets, goodwill impairment charges, restructuring and special charges, loss on disposition of business lines, income taxes, and net income or loss attributable to noncontrolling interests.

Appendix: Non-GAAP Financial Information (continued) Segment and Consolidated Gross Profit Gross profit is defined as revenues less direct expenses which exclude indirect overhead expenses allocated to the business. Indirect expenses consist of centralized administrative support costs, regional and local shared services that are allocated to each segment based on usage.   Adjusted EBITDA Adjusted EBITDA is used by management to evaluate, assess and benchmark our operational results and the Company believes that adjusted EBITDA is relevant and useful information widely used by analysts, investors and other interested parties. Adjusted EBITDA is defined as net income with adjustments for depreciation and amortization, interest expense-net, income tax provision, restructuring and special charges, loss on disposition of business line, goodwill impairment charges and non-cash stock-based compensation expense and excluding the impacts of the GCG business. Adjusted EBITDA is not a term defined by GAAP and as a result our measure of adjusted EBITDA might not be comparable to similarly titled measures used by other companies. Adjusted Revenue, Operating Earnings, Pretax Earnings, Net Income, Diluted Earnings per Share and EBITDA Excluding the GCG Business Included in non-GAAP adjusted measurements as an add back or subtraction to GAAP measurements, are impacts of the disposed of GCG business, restructuring and special charges net of tax, and loss on disposition of business line net of tax, which arise from non-core items not directly related to our normal business or operations, or our future performance. Management believes it is useful to exclude these charges when comparing net income and diluted earnings per share across periods, as these charges are not from ordinary operations.

40

Reconciliation of Non-GAAP Items (continued)

Revenues, Cost of Services Provided, and Operating Earnings

Unaudited ($ in thousands)	Quarter Ended September 30, 2018	Quarter Ended September 30, 2017	Full Year Guidance 2018 *
Revenues Before Reimbursements			
Total Revenues	$ 264,863	$ 286,666	$ 1,163,000
Reimbursements	(9,834)	(16,115)	(68,000)
Revenues Before Reimbursements	$ 255,029	$ 270,551	$ 1,095,000
Costs of Services Provided, Before Reimbursements			
Total Costs of Services	$ 189,072	$ 208,262	
Reimbursements	(9,834)	(16,115)	
Costs of Services Provided, Before Reimbursements	$ 179,238	$ 192,147	

Unaudited ($ in thousands)	Quarter Ended September 30, 2018	Quarter Ended September 30, 2017	Full Year Guidance 2018 *
Operating Earnings:			
Crawford Claims Solutions	$ (651)	$ 2,017	
Crawford TPA Solutions: Broadspire	8,055	9,916	
Crawford Specialty Solutions	14,879	16,445	
Unallocated corporate and shared costs and credits, net	(5,798)	(4,326)	
Consolidated Operating Earnings	16,485	24,052	$ 90,000
Deduct:			
Net corporate interest expense	(2,398)	(2,524)	(10,000)
Stock option expense	(393)	(468)	(1,810)
Amortization expense	(2,786)	(2,737)	(11,000)
Restructuring and special charges	—	(1,431)	—
Loss on disposition of business line	(1,201)	—	(18,996)
Income taxes	(1,828)	(4,922)	(13,994)
Net loss (income) attributable to non-controlling interests and redeemable noncontrolling interests	17	(157)	(700)
Net Income Attributable to Shareholders of Crawford & Company	$ 7,896	$ 11,813	$ 33,500

** Midpoints of Company's Guidance, updated November 5, 2018*

Crawford

Reconciliation of Non-GAAP Items (continued) * Midpoints of Company's Guidance, updated November 5, 2018 Quarter Ended Quarter Ended Full Year Full Year September 30, September 30, September 30, September 30, Guidance Guidance Unaudited ($ in thousands) 2018 2018 2017 2017 2018 * 2018 * Net income attributable to shareholders of Crawford & Company $ 7,896 $ 11,813 $ 33,500 Add: Depreciation and amortization 10,644 10,290 48,300 Stock-based compensation 1,483 1,568 7,210 Net corporate interest expense 2,398 2,524 10,000 Restructuring and special charges — 1,431 — Loss on disposition of business line 1,201 — 18,996 Income taxes 1,828 4,922 13,994 Results of the GCG business disposal — (1,456) -— Adjusted EBITDA $ 25,450 $ 31,092 $ 132,000 Adjusted EBITDA

Reconciliation of Non-GAAP Items (continued) September 30, September 30, December 31, December 31, Unaudited ($ in thousands) 2018 2018 2017 2017 Net Debt Short-term borrowings $ 32,096 $ 24,641 Current installments of capital leases 167 571 Long-term debt and capital leases, less current installments 180,683 200,460 Total debt 212,946 225,672 Less: Cash and cash equivalents 53,339 54,011 Net debt $ 159,607 $ 171,661 Net Debt

Reconciliation of Non-GAAP Items (continued) Segment Gross Profit

Reconciliation of Non-GAAP Items (continued) Three Months Ended September 30, 2018 Unaudited ($ in thousands) Revenues Revenues Direct Expenses Direct Expenses Gross Profit Gross Profit Indirect Expenses Indirect Expenses Operating Earnings Operating Earnings Crawford Specialty Solutions $ 69,413 $ 43,115 $ 26,298 $ 11,419 $ 14,879 Adjustments: GCG business — — — — — Crawford Specialty Solutions excluding GCG $ 69,413 $ 43,115 $ 26,298 $ 11,419 $ 14,879 Three Months Ended September 30, 2017 Unaudited ($ in thousands) Revenues Revenues Direct Expenses Direct Expenses Gross Profit Gross Profit Indirect Expenses Indirect Expenses Operating Earnings Operating Earnings Crawford Specialty Solutions $ 87,034 $ 56,096 $ 30,938 $ 14,493 $ 16,445 Adjustments: GCG business (20,032) (13,669) (6,363) (6,175) (188) Crawford Specialty Solutions excluding GCG $ 67,002 $ 42,427 $ 24,575 $ 8,318 $ 16,257 Non-GAAP Results Excluding GCG Business

45

Reconciliation of Non-GAAP Items (continued)

Non-GAAP Results Excluding GCG Business

Three Months Ended September 30, 2018

Unaudited ($ in thousands)	Revenues	Non-GAAP Operating Earnings	Pretax Earnings	Net Income Attributable to Crawford & Company	Diluted Earnings per CRD-A Share	Diluted Earnings per CRD-B Share
GAAP	$ 255,029	$ 16,485	$ 9,707	$ 7,896	$ 0.15	$ 0.13
Adjustments:						
Loss on disposition of business line [3]	—	—	1,201	898	0.02	0.02
Non-GAAP Adjusted	$ 255,029	$ 16,485	$ 10,908	$ 8,794	$ 0.17	$ 0.15

Nine Months Ended September 30, 2018

Unaudited ($ in thousands)	Revenues	Non-GAAP Operating Earnings	Pretax Earnings	Net Income Attributable to Crawford & Company	Diluted Earnings per CRD-A Share	Diluted Earnings per CRD-B Share
GAAP	$ 807,177	$ 56,231	$ 20,136	$ 14,040	$ 0.28	$ 0.22
Adjustments:						
GCG business [1]	(29,875)	3,935	3,932	2,670	0.05	0.05
Retained corporate overhead [2]	—	(2,925)	(2,925)	(1,986)	(0.04)	(0.04)
Loss on disposition of business line [3]	—	—	18,996	14,200	0.25	0.25
Non-GAAP Adjusted	$ 777,302	$ 57,241	$ 40,139	$ 28,924	$ 0.54	$ 0.48

(1) Removes the operating results for the 2018 periods of the GCG business disposed on June 15, 2018.
(2) Overhead allocated to the GCG business that would have been retained at the parent level.
(3) Loss on disposition of business line.

Crawford®

46

Reconciliation of Non-GAAP Items (continued)

Non-GAAP Results Excluding GCG Business

Three Months Ended September 30, 2017

Unaudited ($ in thousands)	Revenues	Non-GAAP Operating Earnings	Pretax Earnings	Net Income Attributable to Crawford & Company	Diluted Earnings per CRD-A Share	Diluted Earnings per CRD-B Share
GAAP	$ 270,551	$ 24,052	$ 16,892	$ 11,813	$ 0.22	$ 0.20
Adjustments:						
GCG business [1]	(20,032)	(188)	(152)	(145)	—	—
Retained corporate overhead [2]	—	(1,304)	(1,304)	(840)	(0.01)	(0.02)
Restructuring and special charges [3]	—	—	1,431	963	0.01	0.02
Non-GAAP Adjusted	$ 250,519	$ 22,560	$ 16,867	$ 11,791	$ 0.22	$ 0.20

Nine Months Ended September 30, 2017

Unaudited ($ in thousands)	Revenues	Non-GAAP Operating Earnings	Pretax Earnings	Net Income Attributable to Crawford & Company	Diluted Earnings per CRD-A Share	Diluted Earnings per CRD-B Share
GAAP	$ 807,065	$ 71,504	$ 46,435	$ 29,678	$ 0.55	$ 0.49
Adjustments:						
GCG business [1]	(59,659)	2,267	2,463	1,535	0.02	0.02
Retained corporate overhead [2]	—	(3,917)	(3,917)	(2,523)	(0.04)	(0.04)
Restructuring and special charges [3]	—	—	8,818	5,935	0.10	0.11
Non-GAAP Adjusted	$ 747,406	$ 69,854	$ 53,799	$ 34,625	$ 0.63	$ 0.58

(1) Removes the operating results for the 2017 periods of the GCG business disposed on June 15, 2018.
(2) Overhead allocated to the GCG business that would have been retained at the parent level.
(3) Restructuring and special charges

Crawford®

Crawford & Company ®